UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2015 (August 1, 2015)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jonathan Samuels, the President and Chief Executive Officer of Triangle Petroleum Corporation (the “Company”), and Justin Bliffen, the Company’s Chief Financial Officer, volunteered to the Company’s Compensation Committee to take temporary pay cuts in light of the current oil and gas pricing environment.  On August 1, 2015, Mr. Samuels and Mr. Bliffen each executed a waiver agreeing to take base salary pay cuts of 50% and 20%, respectively, through the end of the Company’s fiscal year (January 31, 2016) as the Company continues to focus on per share profitability.  In appreciation of the voluntary pay cuts, the Compensation Committee stipulated that it would retain discretion to return Mr. Samuels’ and Mr. Bliffen’s base salaries to the levels provided in their employment agreements prior to fiscal year-end based on changes in macro-economic or other Company specific conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uly
Date: August 3, 2015	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer